ARTICLES OF INCORPORATION
                                       OF
                             MERIDIAN HOLDINGS, INC.

Article I. The name of this Corporation is: MERIDIAN HOLDINGS, INC.

Article II. This Corporation shall have perpetual existence commencing upon the filing of these Articles of Incorporation by the Florida Secretary of State.

Article III. This Corporation may engage in any lawful business activity permitted under the General Corporation Act of the State of Florida.

Article IV. This Corporation is authorized to issue Twenty-One Million (21,000,000) shares of Capital Stock of which: 1,000,000 shall be designated as "Preferred Stock," each share of which shall have the par value of $1.00; and 20,000,000 shall be designated as "Common Stock," each share of which shall have the par value of $0.001. The Preferred Stock may be issued, from time to time, in Series with varying face amounts and may or may not be convertible into shares of Common Stock.

Article V. The name of and the address for the initial Registered Agent is: Paul
M. Galant, 6193 Balboa Circle, Suite 206, Boca Raton, Florida 33433.

Article VI. The address of the Corporation is: 7300 West Camino Real, Suite 231, Boca Raton, Florida 33344.

Article VII. This Corporation shall initially have at least One Director and no more than Seven Directors. The number of Directors may be increased or diminished, from time to time, by the action of the board of directors or by the majority vote of the stockholders.

Article VIII. The By-Laws of this Corporation may be adopted, altered, amended or repealed by the affirmative vote of a majority of the board of directors or the Stockholders.

Article IX. This Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law.

Article X. The name and address of the person signing these Articles as the Incorporator is: Paul M. Galant, 6193 Balboa Circle, Boca Raton, Florida 33433.

Article XI. This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in full accord with the provisions of the General Corporation Act of the State of Florida.



     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 3rd day of August, 1994.

     /s/Paul M. Galant
     Paul M. Galant, Incorporator

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             MERIDIAN HOLDINGS, INC.

     2.   The name of this Corporation is: MERIDIAN HOLDINGS, INC.

     3. The Articles of Incorporation were filed on August 4, 1994 with the Secretary of State of the State of Florida.

     4. Article IV of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

     Article IV. This Corporation is authorized to issue Twenty-One Million (21,000,000) shares of Capital Stock, of which: 1,000,000 shall be designated as "Preferred Stock," each share of which shall have the par value of $.00; and 20,000,000 shall be designated as "Common Stock," each share of which shall have the par value of $0.001. The Preferred Stock may be issued, from time to time, in Series with varying face amounts and may or may not be convertible into shares of Common Stock.

     5. The foregoing amendment to the Articles of Incorporation was adopted by the Incorporation was adopted by the Incorporator on the 5th day of August, 1994 prior to the issuance of any of the authorized shares of capital stock, and pursuant to Florida Statutes, Section 607.187(2).

     IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Amendment this 5th day of August, 1994.


               Paul M. Galant, Incorporator

(3)(ii)  By-laws

                                CORPORATE BY-LAWS
                                       OF
                             Meridian Holdings Inc.

                              ARTICLE ONE - OFFICES

The principal office of the corporation shall be established and maintained in Boca Raton, Palm Beach County, State of Florida; or such other place within or without the State of Florida, as the Board by resolution may, from time to time, establish.


ARTICLE TWO - STOCKHOLDERS

(Unless otherwise implied by specific text, all references are to holders of Common Stock)

2.1 PLACE OF MEETINGS. Stockholder's meetings shall be held at the principal office of the corporation, or at such other place, within or without the State of Florida, as the Board shall authorize.

2.2 ANNUAL MEETINGS. The annual meeting of Stockholders shall be held on the 10th day of April at 2:00 P.M. each year; however, if such date falls on a Sunday or a legal holiday, then such meeting shall be held on the next business day following, at the same time, whereby the stockholders shall transact any and all business properly brought before said meeting.

2.3 SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the Board or by the president, or at the written request of the stockholders owning a amajority of the stock entitled to vote at such meeting. A meeting requested by the Stockholders shall be called for a date not less than ten nor more than sixty days after such request is made. The secretary shall issue the call for the meeting unless the president, the Board or the Stockholders shall designate another to make said call.

2.4 NOTICE OF MEETINGS. All Notices for Stockholder meetings and any adjournment therefor, shall be in writing and state the purposes, time and place for the meeting. Notice shall be mailed to each Stockholder having the right and being entitled to vote at such meetings, at the last address appearing for said Stockholder upon the records of the corporation, not less than ten nor more than sixty days prior to the date set for such meeting. In the case of stock transfers occurring after such notice, no notice to the transferees shall be required. A Waiver of Notice may be made by any Stockholder, in writing, either before, during or after the meeting.

2.5 RECORD DATE. The Board may fix a record date not more than forty days prior to the date set for a meeting of Stockholders as the date as of which the Stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. Notice that such date has been fixed may be published in the city, town or county where the principal office of the corporation is located and in each city or town where a transfer agent of the corporation is located.

2.6 VOTING. Every Stockholder shall be entitled at each meeting, and upon each proposal presented thereat, to one vote for each share of voting stock recorded in said Stockholder's name on the books of the corporation on the record date as fixed by the Board. If no record date was fixed, on the date of the meeting the Stockholder Record books shall be produced at the meeting upon the request of any Stockholder. Upon demand of any Stockholder, the vote for Directors and the vote upon any question before the meeting, shall be by written ballot. All elections for Directors shall be decided by plurality vote of the holders of the Common Stock; all other questions shall be decided by majority vote. Unless otherwise designated by the Board of Directors on their issuance, Preferred Stockholders shall not have voting rights.

2.7 QUORUM. The presence, in person or by proxy, of Stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the Stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite number of shares entitled to vote shall be represented in person or by proxy. At any such adjourned meeting at which the requisite number of shares entitled to vote is represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments hereof.

2.8 PROXIES. At any Stockholders' meeting, or any adjournment thereof, any Stockholder of record having the right to and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one shall have all the powers conferred by the proxy instrument upon all persons so designated unless the instrument shall provide otherwise.

2.9 STOCKHOLDER LIST. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of names of all of its Stockholders who are entitled to notice of a Stockholders meeting. Such list shall be arranged by voting group with the names and addresses, number and class, and series if any, of shares held by each. This list shall be available for inspection by any Stockholder for a period of ten days prior to the meeting.


ARTICLE THREE - DIRECTORS

3.1 BOARD OF DIRECTORS. The business of the corporation shall be managed and its corporate powers exercised by a Board of at least One and no more than Seven Directors, each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders.

3.2. ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of Stockholders and each Director shall hold office until his successor has been elected and qualified, or until the Director's prior resignation or removal.

3.3. VACANCIES. If the office of any Director, member of a committee or other office becomes vacant the remaining Directors may, by a majority vote, appoint any qualified person to fill such vacancy for the unexpired term and until a successor shall be duly chosen or elected and qualified.

3.4 REMOVAL OF DIRECTORS. Any and all of the Directors may be removed with or without cause by vote of the holders of a majority of the stock entitled to vote at a special meeting of the Stockholders called for that purpose, or the majority vote of the remaining Directors.

3.5 NEWLY CREATED DIRECTORSHIPS. The number of Directors may be increased from time to time by amendment of these By-Laws adopted pursuant to Article Eight hereof.

3.6 RESIGNATION. A Director may resign at any time by giving written notice to the Board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such corporation officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.7 QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

3.8 PLACE AND TIME OF BOARD MEETINGS. The Board may hold its meetings at the office of the corporation or at such other places, within or without the State of Florida, as it may from time to time determine.

3.9 REGULAR ANNUAL MEETING. The regular annual meeting of the Board shall be held immediately following the annual meeting of the Stockholders at the place of such annual Stockholders meeting.

3.10 NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the president upon three days notice delivered to each Director either personally or by mail, telephone or telegram. Upon the written request of at least two directors, special meetings shall be called by the president or by the secretary in like manner. Notice of a meeting need not be given to any Director who submits a written Waiver of Notice, whether before, during or after the meeting; nor to a Director who attends and participates in the meeting without protesting the lack of notice prior to or upon the commencement of such meeting.

3.11 EXECUTIVE AND OTHER COMMITTEES. The board may, by appropriate resolution, designate two or more of their number to one or more committees, which to the extent provided in said resolution or these By-Laws, may exercise the powers of the Board in the management of the business of the corporation.

3.12 COMPENSATION. The Board may provide for compensation to be paid to outside (i.e., not otherwise employed by the Corporation) Directors for their services as such. Alternatively the Board may provide each director with a fixed sum plus reimbursement of necessary expenses actually incurred for their actual attendance at the annual, regular and special meetings of the Board.

3.13 DUAL CAPACITY. Directors shall not be precluded from simultaneously serving the corporation in any other capacity nor from receiving compensation from the corporation for such services.


ARTICLE FOUR - OFFICERS

4.1  OFFICERS, ELECTION AND TERM.

     a. The Board may elect or appoint a chairman, a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, an assistant secretary, a treasurer and an assistant treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided. b. All officers shall be elected or appointed to hold office until the next Regular Annual Meeting of the Board and until their successors have been elected or appointed and qualified.

4.2 REMOVAL, RESIGNATION, COMPENSATION, ETC. a. Any officer may be removed by the Board with or without cause. b. In the event of the death, resignation or removal of an officer, the Board may, in its discretion, elect or appoint a successor to fill the unexpired term. c. Any two or more offices may be held by the same person. d. The Board shall determine the compensation for all officers.
e. The Directors may require that any officer give security for the faithful performance of the duties of such office.

4.3 CHAIRMAN. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties from time to time as may be assigned by the Board or the Executive Committee.

4.4 PRESIDENT. Unless as otherwise determined by the Board, the president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision, management and control of the business of the corporation as is usually vested in the office of the president of a corporation, including presiding at all meetings of the Stockholders, and presiding at board meetings in the absence of the Chairman. Unless the board provides otherwise, the president shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument when so required.

4.5 CHIEF EXECUTIVE OFFICER. From time to time the Board may elect either the Chairman, the President or another individual to serve the Corporation as the Chief Executive Officer, with full responsibilities as the highest elected officer for the conduct of the business operations of the Corporation.

4.6 CHIEF FINANCIAL OFFICER. From time to time the Board may elect an individual, who may or may not be the Treasurer, to serve the Corporation as the Chief Financial Officer, with full responsibilities to conduct the financial operations of the Corporation. In the absence of such appointment, the Treasurer shall assume such responsibilities.

4.7 VICE-PRESIDENT. The vice-president shall perform such duties as from time to time the Board shall prescribe or the president shall assign. During the absence or disability of the president, the vice-president, or if there be more than one, the senior executive vice-president, shall have all the powers and functions of the president.

4.8 SECRETARY. The secretary shall: attend all stockholder and Board meetings; record all votes and minutes of all corporate proceedings; give or cause to be given notice of all Stockholder and Directors meetings; maintain custody and control of the corporate seal, affixing it upon instruments when required and authorized to do so by the Board or the president; prepare or cause to be prepared a certified list of Stockholders, in alphabetical order indicating the number of shares of each respective class held by such Stockholder; keep all documents and corporate records as required by law and in a proper and safe manner; and to perform such other duties as may be prescribed by the Board or assigned by the president.

4.9 ASSISTANT SECRETARY. The assistant-secretary shall perform such duties and functions as may be assigned by the secretary. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all of the powers and functions of the secretary.

4.10 TREASURER. The treasurer shall: have the custody and control of the corporate funds and securities; keep full and accurate books of account, including the receipts and disbursements in the corporate accounts; record and deposit all money and other valuables in the name and to the credit of the corporation in such depositories as designated by the Board; disburse the funds of the corporation as ordered or authorized by the Board, preserving proper vouchers therefor; render full statements of the books and records, including income, profit and loss, and the financial condition of the corporation to the president and at the regular meetings of the Board. The treasurer shall render a full and accurate financial report at the annual meeting of the Stockholders. To ensure the accuracy of the reports which the treasurer is responsible for preparing, all other officers of the corporation shall provide the treasurer with such reports and statements as may be requested from time to time. The treasurer shall perform such other duties as may be required from time to time by the Board or as assigned by the president.

4.11 ASSISTANT-TREASURER. The assistant-treasurer shall perform such duties and functions as may be assigned by the treasurer. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the Board, shall have all of the powers and functions of the treasurer.

4.12 SURETIES AND BOND. The Board may require any officer or agent of the corporation to provide the corporation with a surety bond in such sum and with such surety as the Board may direct, to assure the faithful performance of duties to the corporation, including responsibility for negligence and for the accounting of all assets and property of the corporation for which such officer or agent may have responsibility.

4.13 INDEMNIFICATION. The Company is authorized in its By-laws to indemnify its officers and directors to the fullest extent allowed under the provisions of the State of Florida Corporation Laws for claims brought against such persons in their capacity as officers and or directors.


ARTICLE FIVE - CERTIFICATES FOR SHARES

5.1 CERTIFICATES. The shares of capital stock for which the corporation is authorized to issue shall be represented by certificates, which shall be numbered and recorded in the Stockholders Record and Transfer books upon their issuance. Each cetificate shall: exhibit the holder's name; the number of shares owned; be duly signed by the president Board, facsimile signatures of such officers may be used. In the event that the corporation appoints a transfer agent and or registrar, each certificate shall exhibit the endorsed authorized signature of such agent.

5.2 LOST OR DESTROYED CERTIFICATES. The Board may direct that a new certificate(s) be issued in place of previously issued but lost or destroyed certificates upon the provision to the corporation of an affidavit by the Stockholder(s) setting forth the facts surrounding the lost or destroyed certificates. The Board may in its discretion and as a condition precedent to the issuance of a replacement certificate, require that the Stockholder provide a bond or other security, to indemnify the corporation in the event of a future claim with respect to the certificate alleged to have been lost or destroyed.

5.3 TRANSFER OF SHARES. Upon surrender to the corporation (or its transfer agent) of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person(s) entitled thereto, and the old certificate shall be canceled upon the Stock Transfer books and records of the corporation, which shall be kept at its principal office. Transfers made as collateral security, and not absolutely, shall be so indicated upon the transfer ledger. No transfer shall be made during the ten days immediately prior to the annual meeting of the Stockholders.

5.4 APPOINTMENT OF TRANSFER AGENT. The Board shall have the power and authority, at its option, to appoint a duly licensed and qualified stock transfer agency to provide stock transfer and warrant agency services to the corporation.

5.5 CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding: a) any Stockholders meeting; or, b) any date upon which Stockholders shall be called upon to or have a right to take action without a meeting; or, c) any date fixed for the payment of a dividend or any other form of distribution.

Only those Stockholders of record at the time the transfer books are closed, shall be recognized as such for the purposes of: receiving meeting notices, voting at meetings, taking action wtihout a meeting, or receiving dividends or other distributions.


ARTICLE SIX - DIVIDENDS

Out of funds which are legally available, the Board may at any regular or special meeting, declare cash dividends payable upon the capital stock of the corporation. Before declaring any such dividend there may be set apart out of any funds so available, such sum or sums as the Board from time to time deems proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the Board shall deem in the best interests of the corporation.

ARTICLE SEVEN - CORPORATE SEAL

7.1 DESCRIPTION AND USE. The seal of the corporation shall be circular in form, and shall bear the name of the corporation, the year of its organization, and State of Incorporation, i.e., Florida. The seal may be used by causing it to be impressed directly upon the instrument or writing to be sealed, or upon an adhesive substance to be affixed thereto. The seal on the Certificates for shares, or on any corporate obligation for the payment of money, may be facsimile, engraved, or printed.

7.2 CONTROL AND CUSTODY. Except as otherwise directed by the Board, the president of the corporation shall cause the seal to be affixed to any corporate instruments, including bonds, mortgages and other contracts, in behalf of the corporation. When so affixed, the secretary or treasurer of the corporation shall attest thereto. The secretary of the corporation shall bear primary responsibility for maintaining custody and control of the seal at all times.


ARTICLE EIGHT - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person(s) as the Board may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by the Board.


ARTICLE NINE - FISCAL YEAR

The corporation's fiscal year shall be December 31st of each year.


ARTICLE TEN - NOTICE AND WAIVER OF NOTICE

Unless otherwise specifically provided to the contrary, all notices required by these By-Laws shall be made, in writing and delivered by depositing same in the United States postal service mail depository, in a sealed postage-paid wrapper, properly addressed to the person entitled to notice, at the last known address of such person. Such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive any notice of any meetings except as otherwise provided by the Statute.

Before, during or after an event to which a Stockholder is entitled to notice, any Stockholder may execute a written waiver of such notice, whether required by these By-Laws, the Articles of Incorporation or any applicable statutes.

ARTICLE ELEVEN - CONSTRUCTION

Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall take precedence.


ARTICLE TWELVE - ACTION BY CONSENT

Any action taken by the Stockholders, the Directors or a Committee of the Board may be taken upon written consent, without a meeting, pursuant to the applicable provisions of the Florida Statutes.

ARTICLE THIRTEEN - AMENDMENTS

These By-Laws may be altered, changed, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon, or the affirmative vote of a majority of the Board, at any meeting duly called, and for which proper notice of the meeting and its purpose was given to the Stockholders or the members of the Board, respectively.


 ARTICLE FOURTEEN - "AFFILIATED TRANSACTIONS"

In the event that the securities of the Corporation become publicly traded, the Corporation shall not be subject to the 'affiliated transactions' provisions of Florida Statutes 607.09001.


ARTICLE FIFTEEN - EMERGENCY BY-LAWS

Pursuant to the provisions of Florida Statutes 607.0207, in the event that a quorum of the Directors cannot be readily assembled because of a catastrophic event, any member of the Board may call an emergency meeting and notify all other Directors using any means of communication available.

In the event of and solely during a catastrophic event any one member of the Board shall constitute a quorum for the transaction of the corporation's business. Any action taken in good faith and acted upon in accordance with these By-Laws shall bind the corporation; and the corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these By-Laws.


                      ARTICLES OF AMENDMENT
                                TO
                    ARTICLES OF INCORPORATION
                                OF
                     MERIDIAN HOLDINGS, INC.

To the Department of State
State of Florida

     Pursuant to the provisions of Sections 607.0821 and 607.1002 of the Florida Business Corporation Act, Meridian Holdings, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     1.   The name of the Corporation is Meridian Holdings, Inc.

     2. The Articles of Incorporation were filed on August 4, 1994 with the Secretary of State of the State of Florida.

     3. Article 1 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

     "1.  The name of the Corporation is: MERIDIAN USA HOLDINGS, INC."

     4.   The date of adoption of the aforesaid Amendment was December 1, 1999.

     5. The Amendment herein provided for was adopted unanimously by the Board of Directors of the Corporation without shareholder action, pursuant to the Florida Business Corporation Act, Section 607.1002(6).

     6. The effective time and date of these Articles of Amendment shall be upon filing with the Department of State.

EXECUTED on December 3, 1999.

MERIDIAN HOLDINGS, INC.

          By: /s/ Mark Streisfeld
          Name of Officer: Mark Streisfeld
          Title of Officer:   President and Director

          By: /s/ Alan Posner
          Name of Officer: Alan Posner
          Title of Officer: Secretary and Director